BYLAWS

OF

STONE BANCSHARES, INC.

ARTICLE I

Name and Location

The name of this Corporation shall be STONE BANCSHARES, INC.  The principal office of the Corporation in the State of Arkansas shall be located in Mountain View, Arkansas.  The Corporation may have such other offices, either within or without the state of Arkansas, as the board of directors may designate or as the business of the Corporation may require from time to time.

The registered office of the Corporation required by the Arkansas Business Corporation Act to be maintained in the State of Arkansas may be, but need not be, identical with the principal office in the State of Arkansas, and the address of the registered office may be changed from time to time by the board of directors.

ARTICLE II

Shareholders

Section 1.  Annual Meeting.  The annual meeting of the shareholders shall be held at a time and place selected by the Board of Directors.  At the annual meeting, the shareholders shall elect directors and transact such other business as may come before the meeting.  If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.  If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be convenient.

Section 2.  Special Meetings.  Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by resolution of a majority of the board of directors, or upon written request of shareholders holding 25% or more of the outstanding stock.

Section 3.  Place of Meeting.  The board of directors may designate any place, either within or without the State of Arkansas, as the place of meeting for any annual meeting or for any special meeting called by the board of directors.  A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Arkansas, as the place for the holding of such meeting.  If no designation is made, or if a special meeting is otherwise called, the place of meeting shall be the registered office of the Corporation in the State of Arkansas.

Section 4.  Notice of Meeting.  Written notice of shareholders' meetings shall be given either personally, by mail, or by facsimile transmission to each stockholder of record at his address, as the same appears on the records of the Corporation, not less than ten (10) nor more than sixty (60) days before the meeting is to be held.  If a proposal to increase the authorized capital stock or bonded indebtedness is to be submitted, notice must be given not less than sixty (60) nor more than seventyfive (75) days before the meeting.  In case of special meetings, the notice shall also include a statement of the purpose or purposes for which the meeting is called.  If at any annual meeting there shall be presented a proposal to increase the authorized capital stock or bonded indebtedness, to dissolve, merge or consolidate, or to sell, lease, exchange, or otherwise dispose of all or substantially all of the Corporation's assets, to amend the Articles of Incorporation or to effect any other fundamental corporate change, then that annual meeting shall be deemed, for the purpose of notice, a special meeting.  Notice of any meeting or service of such notice may be waived in writing before or after the meeting by a stockholder or by the attendance in person or by proxy of any stockholder at such meeting.  No irregularity of notice of any regular or special meeting of the shareholders shall invalidate such meeting or any proceeding thereat.

Section 5.  Closing of Transfer Books.  The stock books of the Corporation shall be closed against transfers for a period of ten (10) days before each annual meeting of the shareholders.

Section 6.  Quorum.  A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders.  If less than a quorum of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.  The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 7.  Voting of Shares.  Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of the shareholders.

Section 8.  Informal Action by Shareholders.  Action on proposals to increase the capital stock or bond indebtedness of the Corporation may be taken without a meeting of shareholders if one (1) or more written consents, setting forth the action so taken, shall be signed by all of the shareholders of the Corporation. Any other action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if one (1) or more written consents, setting forth the action so taken, shall be signed by the holders of more than fifty percent (50%) of the outstanding shares. Any written consent executed by one (1) or more shareholders pursuant to this section shall be delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

ARTICLE III

Board of Directors

Section 1.  General Powers.  The business and affairs of the Corporation shall be managed by its board of directors.

Section 2.  Number, Tenure, and Qualifications.  The number of directors of the Corporation initially shall be one (1). Each director shall hold office until the next annual meeting of shareholders and until his or her successor shall have been elected and qualified.  The number of directors may be increased or decreased from time to time by amendment to these Bylaws, but no decrease shall have the effect of shortening the term of any incumbent director.  Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.  Directors need not be residents of the state of Arkansas or shareholders of the Corporation.

Section 3.  Regular Meetings.  A regular meeting of the board of directors shall be held without any other notice than this Bylaw immediately after, and at the same place as, the annual meeting of the shareholders.  The board of directors may provide, by resolution, the time and place, either within or without the State of Arkansas for the holding of additional regular meetings without other notice than such resolution.

Section 4.  Special Meetings.  Special meetings of the board of directors may be called by or at the request of the President or by any director.  The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without the State of Arkansas, as the place for holding any special meeting of the board of directors called by them.

Section 5.  Notice.  Notice of any special meeting shall be given at least two (2) business days previously thereto by written notice delivered personally or mailed to each director at his or her business address, or by facsimile transmission or electronic mail.  If mailed, such notice shall be deemed to be delivered when received.  If the notice is given by facsimile transmission or electronic mail, such notice shall be deemed to be received when transmitted.  Any director may waive notice of any meeting.  The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transactions of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

Section 6.  Quorum.  A majority of the total number of directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

Section 7.  Manner of Acting.  The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

Section 8.  Vacancies.  Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors.  A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office.  Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at any annual meeting or at a special meeting of shareholders called for that purpose.

Section 9.  Compensation.  By resolution of the board of directors, the directors may be paid their expenses, if any, of attendance at each meeting of the board of directors, and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director.  No such payment shall exclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 10.  Presumption of Assent.  A director of the Corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a director who voted in favor of such action.

Section 11.  Informal Action.  Action by a majority of the directors without a meeting shall be valid board action if either before or after such action is taken all members of the board sign and file with the Secretary, for inclusion in the corporate minute book, one (1) or more written consents showing the nature of the action therein and that each member of the board consented to the board acting informally with respect to such meeting.

ARTICLE IV

Officers

Section 1.  Number.  The officers of the Corporation shall consist of a President and a Secretary and such other officers as may be elected or appointed by the board of directors.  Any two or more offices may be held by the same person.

Section 2.  Election and Term of Office.  The officers of the Corporation to be elected by the board of directors shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of the shareholders.  If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient.  Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign or shall have been removed or in the manner hereinafter provided.

Section 3.  Removal.  Any officer or agent elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4.  Vacancies.  A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

Section 5.  President.  The President shall be the principal Executive Officer of the Corporation and, subject to the control of the board of directors, shall in general supervise and control all of the business and affairs of the Corporation.  He shall, when present, preside at all meetings of the shareholders and of the board of directors.  He may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the board of directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, assignments, or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the board of directors from time to time.

Section 6.  The VicePresident.  The VicePresident, in the absence or disability of the President, shall perform all the duties and exercise all the authority of the President of the Corporation.

Section 7.  The Secretary.  The Secretary shall: (a) keep the minutes of the shareholders' and of the board of directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each Shareholder which shall be furnished to the Secretary by such shareholders; (e) sign with the President, or a VicePresident, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the board of directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President or by the board of Directors.

Section 8.  The Treasurer.  The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these Bylaws; and (b) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or by the board of directors.

Section 9.  Salaries.  The salaries of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation.

Section 10.  Reimbursements of Excess Compensation.  Any payments made to an officer such as salary, commission, bonus, interest, or rent, or entertainment expenses incurred by him or her, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer to the Corporation to the full extent of such disallowance.  It shall be the duty of the board of directors to enforce payment of each such amount disallowed.  In lieu of payment by the officer, subject to the determination of the board of directors, proportionate amounts may be withheld from his or her future compensation payments until the amount owed to the Corporation has been recovered.

ARTICLE V

Contracts, Loans, Checks and Deposits

Section 1.  Contracts.  The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 2.  Loans.  No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors.  Such authority may be general or confined to specific instances.

Section 3.  Checks, Drafts, etc.  All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

Section 4.  Deposits.  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the board of directors may select.

ARTICLE VI

Capital Stock

Section 1.  Authorized Shares.  The authorized capital stock of the Corporation shall consist of Five Million (5,000,000) shares of common stock with a par value of $0.01 per share.

Section 2.  Certificates for Shares.  Certificates representing shares of the Corporation shall be in such form as shall be determined by the board of directors.  Such certificates shall be signed by the President or a VicePresident and by the Secretary or an Assistant Secretary.  All certificates for shares shall be consecutively numbered or otherwise identified.  The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books for the Corporation.  All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered or canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the board of directors may prescribe.

Section 3.  Treasury Stock.  Treasury stock shall be held by the Corporation subject to the disposal of the board of directors and shall neither vote nor participate in dividends.

Section 4.  Transfer of Shares.  Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares.  The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

Section 5.  Restriction on Transfer of Shares.  The board of directors may place such restrictions on the transfer (whether inter vivos, by inheritance, or by testamentary disposition), hypothecation, or other disposition of shares of capital stock issued by the company which, in its judgment, it deems advisable and which do not unreasonably restrain alienation.  Such restrictions may, among other things, require that the company be furnished with an opinion of counsel, satisfactory to it, that such transfer, hypothecation, or other disposition will not result in the violation of any Federal or State law relating to securities transactions, or with a statement or ruling from the governmental agency administering such law to that effect.  The same restrictions may be placed on previously issued and outstanding shares of capital stock of the company if the consent of the holders thereof is obtained.  Any such restrictions placed on the transfer, hypothecation or other disposition of the shares of capital stock of the Corporation shall be conspicuously noted on each certificate covering shares affected by such restrictions.

Section 6.  Lien for Indebtedness.  The Corporation shall have a first lien on all of the shares of its capital stock, and upon all dividends declared upon the same, for any indebtedness of the respective holders to the Corporation.

ARTICLE VII

Fiscal Year

The fiscal year of the Corporation shall begin on the 1st day of January and end on the 31st day of December and shall end on such date in successive years, until changed by the board of directors.

ARTICLE VIII

Dividends

The board of directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

ARTICLE IX

Seal

The board of directors may, but is not required to, provide a corporate seal which may be circular in form and shall have inscribed thereon the name of the Corporation and the state of incorporation and the words, "Corporate Seal."

ARTICLE X

Waiver of Notice

Whenever any notice is required to be given to any Shareholder or director of the Corporation under the provisions of these Bylaws or under the provisions of the Articles of Incorporation or under the provisions of the Arkansas Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XI

Indemnification

Section 1.  Directors' and Officers' Indemnification.  Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under and pursuant to any procedure specified in the Arkansas Business Corporation Act, as amended, and as the same may be amended hereafter, against all expenses, liabilities, and losses (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him or her in connection therewith.  Such right of indemnification shall be a contract right that may be enforced in any lawful manner by such person.  Such right of indemnification shall not be exclusive of any other right which such director or officer may have or hereafter acquire and, without limiting the generality of such statement, he or she shall be entitled to his or her rights of indemnification under any agreement, vote of shareholders, provision of law, or otherwise, as well as his or her rights under this paragraph.  The board of directors may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity arising out of such status, whether or not the Corporation would have power to indemnify such person.

Section 2.  Advancement of Expenses.  Expenses incurred by a director or officer of the Corporation in defending a civil or criminal action, suit or proceeding by reason of the fact that he or she is, or was, a director or officer of the Corporation (or was serving at the Corporation's request as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise) shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by, or on behalf of, such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized by relevant provisions of the Arkansas Business Corporation Act as the same now exists or as it may hereafter be amended.

ARTICLE XII

Amendments

These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the board of directors or shareholders at any regular or special meeting.

/s/  J. T. Compton

J. T. Compton, True Incorporator and Subscriber

CERTIFICATION OF ADOPTION

The foregoing Bylaws of the Corporation have been duly adopted effective the ___ day of November 2015 by action of the board of directors of the Corporation pursuant to the laws of this state.

Witness the hand of the undersigned as Secretary of the Corporation on such date.

/s/ Keven Compton

President

Article III, Section 2 of the Bylaws:

The number of directors of the Corporation shall be six (6) ~~five (5)~~. Each director shall hold office until the next annual meeting of shareholders and until his or her successor shall have been elected and qualified.  The number of directors may be increased or decreased from time to time by amendment to these Bylaws, but no decrease shall have the effect of shortening the term of any incumbent director. Further, the board may only increase by thirty percent (30%) or less the number of directors last approved by the shareholders, but only the shareholders may increase or decrease by more than thirty percent (30%) the number of shareholders last approved by the shareholders. Any directorship to be filled by reason of an increase in the number of directors shall be filled until the next annual meeting of shareholders by action of a majority of the board of directors.  Directors need not be residents of the state of Arkansas or shareholders of the Corporation.

Amendment to the Bylaws approved by the board of directors at the meeting of the board of directors held on October 16, 2017.

Article III, Section 2 of the Bylaws:

The number of directors of the Corporation shall be five (5) ~~four (4)~~. Each director shall hold office until the next annual meeting of shareholders and until his or her successor shall have been elected and qualified.  The number of directors may be increased or decreased from time to time by amendment to these Bylaws, but no decrease shall have the effect of shortening the term of any incumbent director. Further, the board may only increase by thirty percent (30%) or less the number of directors last approved by the shareholders, but only the shareholders may increase or decrease by more than thirty percent (30%) the number of shareholders last approved by the shareholders. Any directorship to be filled by reason of an increase in the number of directors shall be filled until the next annual meeting of shareholders by action of a majority of the board of directors.  Directors need not be residents of the state of Arkansas or shareholders of the Corporation.

Amendment to the Bylaws approved by the shareholders at the annual shareholders’ meeting on April 18, 2017.

Article III, Section 2 of the Bylaws amended to read as follows:

The number of directors of the Corporation shall be ~~one (1)~~ four (4). Each director shall hold office until the next annual meeting of shareholders and until his or her successor shall have been elected and qualified.  The number of directors may be increased or decreased from time to time by amendment to these Bylaws, but no decrease shall have the effect of shortening the term of any incumbent director. Further, the board may only increase by thirty percent (30%) or less the number of directors last approved by the shareholders, but only the shareholders may increase or decrease by more than thirty percent (30%) the number of shareholders last approved by the shareholders. Any directorship to be filled by reason of an increase in the number of directors shall be filled until the next annual meeting of shareholders by action of a majority of the board of directors.  Directors need not be residents of the state of Arkansas or shareholders of the Corporation.

Article III, Section 8 of the Bylaws amended to read as follows:

Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors.  A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office.  Any directorship to be filled by reason of an increase in the number of directors shall be filled until the next annual meeting of shareholders by action of a majority of the board of directors.

Amendments approved by consent memorandum of the board of directors on April 8, 2016.